EXHIBIT 21.1
                             LIST OF SUBSIDIARIES



   NAME					JURISDICTION	OWNERSHIP
   -----------------------------------
1. Strategic Gaming Investments, Inc.	Nevada		100%
2. Ultimate Poker League, Inc.		Nevada		100%